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                                  EXHIBIT 99.11






                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholder
Crabbe Huson Funds:


We consent to the inclusion of our report dated January 30, 1996, on the Crabbe Huson Small Cap Fund presently the one series constituting the Crabbe Huson Funds, included in the Crabbe Huson Funds Pre-Effective Amendment No. 1 to the Registration Statement No. 33-64363 on Form N-1A under the Securities Act of 1933 and Amendment No. 1 to the Registration Statement No. 811-7427 under the Investment Company Act of 1940.



We also consent to the reference to our firm under the heading "Auditors" in the statement of additional information.


                                             KPMG PEAT MARWICK LLP

                                             /S/ KPMG PEAT MARWICK LLP



Portland, Oregon
February 8, 1996